CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation in this Registration Statement on Form SB-2 of our report included herein dated March 17, 2003, relating to the financial statements of Kingsgate Acquisitions, Inc. (successor to Look Models International, Inc.,) and to the reference to our Firm under the caption "Experts" in the Prospectus.





HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
May 14, 2003